Exhibit 99.1
FOR IMMEDIATE RELEASE

Lam Research Appoints General Electric Alum John M. Dineen to Board of Directors
FREMONT, Calif., August 24, 2023 – Lam Research Corp. (NASDAQ: LRCX) today announced that John M. Dineen has joined its board of directors, effective August 24, 2023. Dineen brings to Lam extensive experience in technology, operations, and international business management, including previously serving in multiple executive leadership roles at General Electric Company (GE).

During his three-decade career at GE, Dineen was responsible for a broad range of business lines and tens of thousands of employees across the global company. Most recently, Dineen served as President and Chief Executive Officer of GE Healthcare, where he oversaw the development and sale of cutting-edge healthcare technology products and advanced engineering. Prior to that, he was President and Chief Executive Officer of GE Transportation where he was responsible for highly complex supply chains around the world. Previously, he held several global and regional management positions, with oversight of GE Plastics, GE Power Delivery, GE Microwave Ovens and Air Conditioning, and other business areas of strategic importance to the company.

Following his retirement from GE in 2014, Dineen has continued to remain active in business strategy. He served as an Operating Advisor at the private equity investment firm Clayton, Dubilier and Rice from 2015 to 2022. Dineen is currently on the Board of Directors for several leading companies, including Syneos Health, Inc.; Cognizant Technology Solutions Corporation; Healogics, Inc; and Carestream Dental LLC. In addition, Dineen serves on the board of trustees for the University of Vermont, where he received bachelor’s degrees in biology and computer science.

“We are proud to welcome John Dineen to our board,” said Abhijit Talwalkar, chairman of the board at Lam Research. “John brings to Lam exceptional global business acumen and broad leadership experience in the industrial technology industry, ranging from advising on multiple boards to overseeing several key business divisions of General Electric. His contributions to our board will be incredibly valuable as Lam continues to enable breakthroughs in the semiconductor industry.”

About Lam Research
Lam Research Corporation (NASDAQ: LRCX) is a global supplier of innovative wafer fabrication equipment and services to the semiconductor industry. Lam’s equipment and services allow customers to build smaller and better performing devices. In fact, today, nearly every advanced chip is built with Lam technology. We combine superior systems engineering, technology leadership, and a strong values-based culture, with an unwavering commitment to our customers. Lam Research is a FORTUNE 500® company headquartered in Fremont, California, with operations around the globe. Learn more at www.lamresearch.com.

Caution Regarding Forward-Looking Statements
Statements made in this press release that are not of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, but are not limited to: anticipated benefits to Lam from this appointment; and our enablement of breakthroughs in the semiconductor industry. Some factors that may affect these forward-looking statements include: trade regulations, export controls, trade disputes, and other geopolitical tensions may inhibit our ability to sell our products; business, political and/or regulatory conditions in the consumer electronics industry, the semiconductor industry and the overall economy may deteriorate or change; the actions of our customers and competitors may be inconsistent with our expectations; supply chain cost increases and other inflationary pressures have impacted and are expected to continue to impact our profitability; supply chain disruptions have limited and are expected to continue to limit our ability to meet demand for our products; and natural and human-caused disasters, disease outbreaks, war, terrorism, political or governmental unrest or instability, or other events beyond our control may impact our operations and revenue in affected areas; as well as the other risks and uncertainties that are described in the documents filed or furnished by us with the Securities and Exchange Commission, including specifically the Risk Factors described in our annual report on Form 10–K for the fiscal year ended June 25, 2023. These uncertainties and changes could materially affect the forward-looking statements and cause actual results to vary from expectations in a material way. The Company undertakes no obligation to update the information or statements made in this release.

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Company Contacts

Laura Bakken
Public Relations
(510) 972-5029
publicrelations@lamresearch.com

Ram Ganesh
Investor Relations
(510) 572-1615
investor.relations@lamresearch.com